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                                                                    Exhibit 10.1


SOVEREIGN BANK
                                                                 FIRST AMENDMENT
                                                                 TO CREDIT
                                                                 AGREEMENT
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     This FIRST AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT") is made as of the ___ day of June, 2002, by and between:

                    Sovereign Bank ("SOVEREIGN"), successor-in-interest to Fleet
               National Bank ("FLEET"), a federal savings bank having a principal place of business at 19 Pleasant Street, Woburn, Massachusetts 01801; and

               Bright Horizons Family Solutions, Inc. (the "BORROWER"), a corporation duly organized and existing under the laws of the State of Delaware and having a principal place of business at 200 Talcott Avenue South, Watertown, Massachusetts 02472;

in consideration of the mutual covenants and benefits to be derived herefrom.

                              W I T N E S S E T H:

     A. On or about March 30, 2000, a certain $40 million revolving credit facility in favor of the Borrower (the "REVOLVING CREDIT FACILITY") was established as evidenced by, among other things, the following: (i) a certain Credit Agreement dated March 30, 2000 by and among the Borrower, Fleet and Bank of America ("BOA") (the "CREDIT AGREEMENT"); (ii) a certain $25 million Revolving Credit Note dated March 30, 2000 made by the Borrower payable to Fleet (the "FLEET NOTE"); and (iii) a certain $15 million Revolving Credit Note dated March 30, 2000 made by the Borrower payable to BOA (the "BOA NOTE" and together with the Fleet Note, the "NOTES"). The Credit Agreement, the Notes and all documents, instruments, and agreements executed and delivered in connection therewith, as amended and supplemented from time to time, are hereinafter collectively referred to as the "LOAN DOCUMENTS". Sovereign is now the holder of the Fleet Note and has succeeded to the interests of Fleet as both Agent and as a Lender under the Revolving Credit Facility.

     B. The Borrower has requested that the Lenders: (i) extend the Revolver Termination Date (as defined in the Credit Agreement) for three (3) years and correspondingly extend the Credit Maturity Date (as defined in the Credit Agreement) for three (3) years; and (ii) reduce the Letter of Credit Limit (as defined in the Credit Agreement) from $2,000,000.00 to $1,000,000.00.

     C. Sovereign is willing to so accommodate the Borrower's requests based upon and subject to the terms and conditions set forth herein. However, BOA has declined to participate in the extension of the Revolving Credit. The Borrower has therefore requested that Sovereign nevertheless extend the Revolving Credit as provided herein with the understanding and agreement that Sovereign's Commitment Percentage shall remain at 62.50% of the Maximum Credit Amount and nothing contained herein shall obligate Sovereign to advance more than its Commitment Percentage of the Maximum Credit Amount under any circumstances. Absent one or more Successor Lender(s) taking an assignment of BOA's Commitment Percentage in accordance with Section 12.2 of the Credit Agreement, the maximum amount of the credit available to the Borrower under the Credit Agreement shall not exceed Sovereign's Commitment Percentage of the Maximum Credit Amount, or $25,000,000.00.
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     NOW, THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lenders hereby agree as follows:

     1. Definitions. Capitalized terms used herein without definition and defined in the Credit Agreement, as amended, shall have the same respective meanings herein as therein, unless the context otherwise requires. Additionally, to reflect Sovereign as successor to Fleet, the definition of "AGENT" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the present definition in its entirety and substituting the following definition in its place and stead:

          " 'AGENT' shall mean Sovereign Bank in its capacity as agent for the Lenders and its successors in that capacity".

     2. Extension of Revolver Termination Date and Credit Maturity Date. The Lenders hereby agree to: (A) extend the Revolver Termination Date from June 30, 2002 until June 30, 2005, and (B) extend the Credit Maturity Date from June 30, 2005 until June 30, 2008; and the Credit Agreement is hereby modified as follows:

     (a) The definition "Revolver termination date" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the present definition in its entirety and substituting the following definition in its place and stead:

          " 'REVOLVER TERMINATION DATE' means June 30, 2005, as such date may be extended or amended from time to time in writing by the Lenders in their sole and absolute discretion."

     (b) The definition "CREDIT MATURITY DATE" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the present definition in its entirety and substituting the following definition in its place and stead:

          " 'CREDIT MATURITY DATE' shall mean June 30, 2008, as such date may be extended or amended from time to time in writing by the Lenders in their sole and absolute discretion.

     (c) The fourth sentence contained in Section 2.1 of the Credit Agreement is hereby amended by deleting the date "August 1, 2002" and substituting the date "August 1, 2005" in its place and stead.

     (d) Section 4.2 of the Credit Agreement is hereby amended by deleting the present text and substituting the following in its place and stead:

          " 'SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL' commencing August 1, 2005 the Borrower shall pay to the Agent for the respective accounts of the Lenders, the principal amount of the Loans in thirty six (36) consecutive monthly installments, each such installment to be in an amount equal to the aggregate amount of the Loans outstanding as of the Revolver Termination Date, divided by thirty six (36), with a final payment of the unpaid principal balance of the Loans, together with all unpaid and accrued interest thereon, on the Credit Maturity Date."

     3. Reduction in Letter of Credit Limit. The Lenders hereby agree to reduce the Letter of Credit Limit under the Revolving Credit Facility from $2,000,000.00 to $1,000,000.00. Specifically, the definition "Letter of Credit Limit" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the definition in its entirety and substituting the following definition in its place and stead:

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          " 'Letter of Credit Limit' shall mean $1,000,000.00."

     4. In connection with the modification of the Credit Agreement as effected hereby, the Borrower has furnished Sovereign with certain financial information as of December 31, 2001 upon which Sovereign has relied in accommodating the Borrower's requests. To reflect Sovereign's reliance upon such financial information, the following new definition for the aforesaid financial information shall be inserted at the end of Section 1.1:

          " '2001 FINANCIAL STATEMENTS' shall mean the Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2001 and the related Consolidated statements of income, shareholders' equity and cash flow for the year then ended and notes to such financial statements."

Any and all references in Sections 5.9, 5.12, and 5.13 of the Credit Agreement to the 1998 Financial Statements shall be modified so as to refer to the 2001 Financial Statements in each instance.

     5.   Modification of Covenant Relating to Permitted Acquisitions. Section
9.6 of the Credit Agreement is hereby amended so as to require that the minimum Consolidated Tangible Net Worth proviso for the Borrower to enter into Permitted Acquisitions without the Agent's prior written consent shall be increased from $5,000,000.00 to $25,000,000.00 after giving effect to such acquisition, and the reference to "Five Million Dollars ($5,000,000.00)" appearing in Section 9.6 of the Credit Agreement shall be deleted with "Twenty Five Million Dollars ($25,000,000.00)" being substituted in its place and stead. Section 9.6 shall otherwise remain in full force and effect as written, except for the increased minimum Consolidated Tangible Net Worth figure effected hereby.

     6. Modification to Notice Provision. Section 14.1(a) of the Credit Agreement is hereby amended to identify Sovereign as the Agent as successor-in-interest to Fleet. Section 14.1(b) of the Credit Agreement is hereby amended to identify the Borrower's new address. Specifically, Section 14.1(a) and Section 14.1(b) of the Credit Agreement are hereby amended by deleting Section 14.1(a) and Section 14.1(b) in their entirety and substituting the following in their respective place and stead:

               "(a) If to the Agent, at 19 Pleasant Street, Woburn, Massachusetts 01801, Telecopier No. 781.935.5979, Attention: Mr. William Andrzeicik, with a copy to: Seyfarth Shaw, World Trade Center East, Two Seaport Lane, Suite 300, Boston, Massachusetts 02210-2028, Telecopier No. 617-946-4801, Attention: Louis J. DiFronzo, Jr., Esquire or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to the Borrower and the Lenders.

               (b) If to the Borrower, at 200 Talcott Avenue South, Watertown, Massachusetts 02471, Telecopier No. 617-673-8653, Attention: Ms. Elizabeth J. Boland, with a copy to: Bass, Berry & Sims PLC, 2700 AmSouth Center, 315 Deaderick Street, Nashville, TN 37238, Telecopier No. 615-742-6293, Attention: Howard H. Lamar, III, Esquire or at such other address(es) or to the attention of such other Person(s) as the Borrower shall from time to time designate in writing to the Agent and the Lenders."

     7. Conditions to Lenders' Obligations. The willingness of the Lenders to consent to and enter into this Amendment is subject to the satisfaction of the following conditions concurrently with the execution and delivery of this
Amendment:

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     (a)  The Borrower shall execute and deliver a promissory note (the
"SOVEREIGN REPLACEMENT PROMISSORY NOTE") in the maximum principal amount of $25,000,000.00 payable to Sovereign, such Replacement Promissory Note to be in the form of Exhibit A annexed hereto. The Sovereign Replacement Note shall amend, restate and replace the existing Fleet Note in its entirety, but the Sovereign Replacement Note shall not be evidence of satisfaction of the indebtedness owed by the Borrower to Sovereign. Further, any and all references to the "Note" or "Notes" in the Loan Documents shall include and also refer to the Sovereign Replacement Promissory Note, as it may be amended in writing from time to time hereafter.

     (b) The Lenders shall have received approving resolutions adopted by the Borrower, certified as of the date hereof by the Clerk of the Borrower, authorizing the execution and delivery by the Borrower of this Amendment and all documents referenced herein.

     (c) The Lenders shall have received such other documents, certificates, instruments, and agreements from the Borrower as the Lenders may reasonably request.

     (d) The Lenders shall have been reimbursed for all costs and expenses incurred in connection with this Amendment including, but not limited to, attorneys' fees and disbursements.

     8. Confirmation of Certain Terms and Other Matters. The Borrower and the Lenders hereby ratify and confirm all terms and provisions of the Loan Documents, as amended, and all other documents, instruments, or agreements executed in connection therewith and agree that, except as expressly modified herein, all of such terms and provisions remain in full force and effect. The Borrower and the Lenders hereby confirm and acknowledge that the obligations of the Borrower under the Loan Documents include all obligations and liabilities of the Borrower under the Credit Agreement, as amended from time to time. The Borrower acknowledges and agrees further that the Borrower has no offsets, defenses or counterclaims against the Lenders, with respect to any amounts owed under the Notes or any documents, instruments or agreements executed and/or delivered in connection therewith, or otherwise, and to the extent that the Borrower does have any such offsets, defenses or counterclaims, the Borrower hereby WAIVES the same.

     9. Representations and Warranties. The Borrower hereby represents and warrants that: (a) except as otherwise disclosed on the list of "Exceptions and Additions to Representations" annexed hereto as Exhibit B", the representations and warranties contained in the Credit Agreement are true and correct on the date hereof with the same effect as though such representations and warranties had been made on the date hereof, except for (i) representations and warranties made as of an earlier date, which remain true and correct as of such earlier date(s), and (ii) changes in facts and circumstances permitted by the Credit Agreement; (b) the Borrower has complied and is now in compliance with, all of the terms and provisions set forth in the Credit Agreement, as amended, on its part to be observed and performed; (c) no Event of Default specified in Section 10 of the Credit Agreement has occurred or is continuing; and (d) the execution, delivery and performance of this Amendment: (i) has been duly authorized by all requisite partnership action, (ii) will not violate either (x) any provision of law applicable to the Borrower, any governmental regulation, or its bylaws, or
(y) any order of any court or other agency of government binding on the Borrower or any indenture, agreement, or other instrument to which the Borrower is a party, or by which they or any of their property is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement, or other instrument.

     10. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of the counterparts taken together shall constitute one and the same instrument. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

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     IN WITNESS WHEREOF, the parties hereto each have executed this Amendment as an instrument under seal as of the date first hereinbefore written.

                                          BORROWER:

Witness:                                  Bright Horizons Family Solutions, Inc.

__________________                        By:___________________________________
                                          Print Name:___________________________
                                          Title:________________________________

                                          LENDERS:

Witness:                                  Sovereign Bank

__________________                        By:___________________________________
                                             William Andrzeicik
                                             Vice President

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